Exhibit 99.1

NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 21, 2015
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2015 Earnings
WESTERLY, R.I., April 21, 2015 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $11.0 million, or 65 cents per diluted share, for the first quarter of 2015, compared to net income of $11.2 million, or 66 cents per diluted share, reported for the fourth quarter of 2014.

"Washington Trust posted solid first quarter results, continuing our recent earnings momentum into the new year," stated Joseph J. MarcAurele, Chairman and Chief Executive Officer. "These results reflect growth across all business lines. Our performance is a reflection of a commitment to our core values and strategic vision, which have guided our institution for 215+ years."

Selected highlights for the first quarter of 2015 include:

•	Returns on average equity and average assets continued at very solid levels of 12.54% and 1.23%, respectively. Comparable amounts for the fourth quarter of 2014 were 12.68% and 1.27%, respectively.

•	Mortgage banking revenues amounted to $2.6 million for the first quarter of 2015, up by $471 thousand, or 22%, from the fourth quarter of 2014, due to higher levels of loan origination and sales.

•	Total loans amounted to $2.9 billion at March 31, 2015, up by $21.3 million in the quarter. Total loans have increased by 16% in the last 12 months.

•	Total deposits rose by $28.3 million in the quarter, including a 3% increase in DDA and NOW accounts. Total deposits increased by 7% in the last 12 months.

•	In March, Washington Trust declared a quarterly dividend of 34 cents per share, representing a 2 cent per share increase over the previous quarter and the fifth consecutive year of dividend increases.

Net Interest Income
Net interest income totaled $25.7 million for the first quarter of 2015, down by $561 thousand, or 2%, from the $26.3 million reported for the fourth quarter of 2014. The net interest margin was 3.18% for the first quarter of 2015, compared to 3.23% for the fourth quarter of 2014. Included in net interest income was commercial loan prepayment fee income of $266 thousand in the first quarter of 2015, compared to $445 thousand of such fee income in the previous quarter. Excluding the loan prepayment fee income, the net interest margin was 3.14% for the first quarter, down by 4 basis points on a linked quarter basis. Other significant linked quarter changes included:

Washington Trust
Page 2, April 21, 2015

•
Average interest-earning assets increased by $60.7 million, reflecting growth in average commercial and residential loan balances. The yield on interest-earning assets, excluding the contribution from the loan prepayment fee income, was 3.81% for the first quarter of 2015, compared to 3.85% for the fourth quarter of 2014. The 4 basis point decline from the previous quarter was primarily due to lower rates on recent commercial loan originations.

•
Average interest-bearing liabilities increased by $82.3 million, with growth in average wholesale funding balances and average interest-bearing deposits. The cost of interest-bearing funds declined by 2 basis points on a linked quarter basis.

Noninterest Income
Noninterest income totaled $14.0 million for the first quarter of 2015, up by $314 thousand, or 2%, from $13.7 million for the fourth quarter of 2014. Included in noninterest income were the following:

•
Wealth management revenues totaled $8.4 million for the first quarter of 2015, consistent with the previous quarter and up by 5% over the first quarter of 2014. Wealth management assets under administration amounted to $5.2 billion at March 31, 2015, up by $90 million, or 2%, from December 31, 2014, and up $353 million, or 7%, in the last 12 months.

•
Net gains on loan sales and commissions on loans originated for others totaled $2.6 million for the first quarter of 2015, up by $471 thousand, or 22%, on a linked quarter basis. Residential mortgage loans sold to the secondary market amounted to $127.9 million in the first quarter, up by $28.5 million from the previous quarter.

•
Net gains on interest rate swap contracts amounted to $645 thousand for the first quarter of 2015, up by $71 thousand, or 12%, from the previous quarter, continuing a trend of relatively high customer-related interest rate swap transactions.

Noninterest Expenses
Noninterest expenses totaled $23.5 million for the first quarter of 2015, up by $471 thousand, or 2%, from $23.1 million for the fourth quarter of 2014. Significant linked quarter changes including the following:

•	Salaries and employee benefits expense increased by $809 thousand from the previous quarter, partially due to an increase in payroll taxes associated with the start of the new calendar year.

•	Net occupancy costs increased by $246 thousand, due to an increase in weather-related utilities and operating costs.

•
Other expenses decreased by $636 thousand from the prior quarter. Included in the fourth quarter of 2014 was a charitable contribution expense of $400 thousand; there was no such expense in the first quarter of 2015.

Income tax expense amounted to $5.2 million for the first quarter of 2015, down by $37 thousand, or 1%, from the amount recognized in the previous quarter. The effective tax rate for the first quarter of 2015 was 32.0%, compared to 31.8% for the fourth quarter of 2014.

Asset Quality
The Corporation's sound asset quality metrics continued in the first quarter of 2015. Total nonaccrual loans amounted to $15.9 million, or 0.55% of total loans, at March 31, 2015, down from $15.9 million, or 0.56%, at December 31, 2014. Total past due loans amounted to $19.1 million, or 0.66% of total loans, at March 31, 2015, up from $18.1 million, or 0.63% of total loans, at December 31, 2014. Loans classified as troubled debt restructurings amounted to $17.7 million at March 31, 2015, compared to $18.4 million at the end of the previous quarter.

Washington Trust
Page 3, April 21, 2015

Based on the assessment of the stable asset quality metrics, the relatively modest loan growth and other favorable changes in loss exposure allocation, management concluded that no loan loss provision charged to earnings was necessary in the first quarter of 2015. A loan loss provision of $500 thousand was recognized in the fourth quarter of 2014. Net charge-offs amounted to $213 thousand in the first quarter of 2015, compared to $245 thousand in the fourth quarter of 2014. The allowance for loan losses was $27.8 million, or 0.97% of total loans, at March 31, 2015, compared to $28.0 million, or 0.98% of total loans, at December 31, 2014.

Loans
Total loans amounted to $2.9 billion at March 31, 2015, up by $21.3 million from the balance at December 31, 2014.

•
Total commercial loans increased by $24.0 million, or 2%, in the first quarter of 2015. The commercial real estate portfolio grew by $31.3 million, or 3%, while the commercial and industrial portfolio declined by $7.3 million, or 1%. In the last 12 months, the total commercial loan portfolio grew by 17%.

•	The residential real estate loan portfolio grew by $2.1 million, or 0.2%, from the end of 2014. Total residential loans are up 22% in the last 12 months.

•	Consumer loans decreased by $4.9 million, or 1%.

Investment Securities
The securities portfolio amounted to $365.0 million, or 10% of total assets, at March 31, 2015, down from $382.9 million, or 11%, at December 31, 2014. The decline was primarily due to principal payments received on mortgage-backed securities and calls of state and political subdivision debt securities.

Deposits and Borrowings
Deposits totaled $2.8 billion at March 31, 2015, up by $28.3 million, or 1%, from the balance at December 31, 2014. Wholesale brokered time deposits decreased by $8.3 million from the previous quarter. Excluding wholesale brokered time deposits, in-market deposits increased by $36.6 million, or 1%.

•	Demand deposits increased by $17.2 million, or 4%.

•	NOW account balances increased by $6.9 million, or 2%.

•	Money market and savings account balances increased by $25.7 million, or 2%.

•	In-market time deposits decreased by $13.2 million, or 2%.

Federal Home Loan Bank of Boston ("FHLBB") advances amounted to $386.0 million at March 31, 2015, down by $20.3 million, or 5% from December 31, 2014, primarily due to paydowns of outstanding advances with excess liquidity. In the first quarter of 2015, FHLBB advances totaling $69.2 million were modified to lower interest rates and the maturities of these advances were extended. The original maturity dates ranged from 2016 to 2018 and were modified to 2018 to 2022. The original weighted average interest rate was 4.06% and was modified to 3.50%.

Capital Management and Dividends
Capital levels at March 31, 2015 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.87% at March 31, 2015, compared to 12.56% at December 31, 2014. Total shareholder's equity was $353.9 million at March 31, 2015, up by $7.6 million from December 31, 2014.

Washington Trust
Page 4, April 21, 2015

The Board of Directors declared a quarterly dividend of 34 cents per share for the quarter ended March 31, 2015, representing an increase of 2 cents from the prior quarterly dividend per share. The dividend was paid on April 15, 2015 to shareholders of record on April 1, 2015.

Conference Call
Washington Trust will host a conference call to discuss first quarter results, business highlights and outlook on Wednesday, April 22, 2015 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-870-5176 and entering the Replay PIN Number 13605131; the audio replay will be available through May 2, 2015. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through June 30, 2015.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or local economies; reductions in net interest income resulting from a sustained low interest rate environment as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of Washington Trust's competition; changes in legislation or regulation and accounting principles, policies and guidelines; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K, as filed with the SEC and as updated by our Quarterly Reports on Form 10-Q and other SEC filings, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Mar 31, 2015	Dec 31, 2014
Assets:
Cash and due from banks	$84,842	$76,386
Short-term investments	4,191	3,964
Mortgage loans held for sale (including $36,672 at March 31, 2015 and $30,321 at December 31, 2014 measured at fair value)	47,117	45,693
Securities:
Available for sale, at fair value	340,942	357,662
Held to maturity, at amortized cost (fair value $24,834 at March 31, 2015 and $26,008 at December 31, 2014)	24,025	25,222
Total securities	364,967	382,884
Federal Home Loan Bank stock, at cost	37,730	37,730
Loans:
Commercial	1,559,523	1,535,488
Residential real estate	987,564	985,415
Consumer	333,505	338,373
Total loans	2,880,592	2,859,276
Less allowance for loan losses	27,810	28,023
Net loans	2,852,782	2,831,253
Premises and equipment, net	27,839	27,495
Investment in bank-owned life insurance	64,009	63,519
Goodwill	58,114	58,114
Identifiable intangible assets, net	4,694	4,849
Other assets	56,229	54,987
Total assets	$3,602,514	$3,586,874
Liabilities:
Deposits:
Demand deposits	$477,046	$459,852
NOW accounts	333,321	326,375
Money market accounts	821,353	802,764
Savings accounts	298,802	291,725
Time deposits	852,621	874,102
Total deposits	2,783,143	2,754,818
Federal Home Loan Bank advances	385,992	406,297
Junior subordinated debentures	22,681	22,681
Other liabilities	56,819	56,799
Total liabilities	3,248,635	3,240,595
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,772,956 shares at March 31, 2015 and 16,746,363 shares at December 31, 2014	1,048	1,047
Paid-in capital	102,587	101,204
Retained earnings	258,069	252,837
Accumulated other comprehensive loss	(7,825)	(8,809)
Total shareholders’ equity	353,879	346,279
Total liabilities and shareholders’ equity	$3,602,514	$3,586,874

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)
	Three months ended March 31,	2015	2014
	Interest income:
Interest and fees on loans		$28,353	$25,589
Interest on securities:	Taxable	2,259	2,942
	Nontaxable	435	582
	Dividends on Federal Home Loan Bank stock	165	142
	Other interest income	25	35
	Total interest and dividend income	31,237	29,290
	Interest expense:
	Deposits	3,389	2,969
	Federal Home Loan Bank advances	1,902	2,241
	Junior subordinated debentures	241	241
	Other interest expense	3	3
	Total interest expense	5,535	5,454
	Net interest income	25,702	23,836
	Provision for loan losses	—	300
	Net interest income after provision for loan losses	25,702	23,536
	Noninterest income:
	Wealth management revenues	8,435	8,065
	Merchant processing fees	—	1,291
	Net gains on loan sales and commissions on loans originated for others	2,585	1,239
	Service charges on deposit accounts	935	754
	Card interchange fees	714	681
	Income from bank-owned life insurance	490	445
	Net gains on interest rate swap contracts	645	260
	Equity in earnings (losses) of unconsolidated subsidiaries	(86)	(43)
	Gain on sale of business line	—	6,265
	Other income	302	413
	Noninterest income, excluding other-than-temporary impairment losses	14,020	19,370
	Total other-than-temporary impairment losses on securities	—	—
	Portion of loss recognized in other comprehensive income (before tax)	—	—
	Net impairment losses recognized in earnings	—	—
	Total noninterest income	14,020	19,370
	Noninterest expense:
	Salaries and employee benefits	15,494	14,558
	Net occupancy	1,886	1,640
	Equipment	1,340	1,236
	Merchant processing costs	—	1,050
	Outsourced services	1,247	1,044
	Legal, audit and professional fees	676	618
	FDIC deposit insurance costs	473	440
	Advertising and promotion	267	232
	Amortization of intangibles	155	164
	Foreclosed property costs	50	(22)
	Debt prepayment penalties	—	6,294
	Other expenses	1,943	2,038
	Total noninterest expense	23,531	29,292
	Income before income taxes	16,191	13,614
	Income tax expense	5,181	4,316
	Net income	$11,010	$9,298

	Weighted average common shares outstanding - basic	16,759	16,626
	Weighted average common shares outstanding - diluted	16,939	16,800
Per share information:	Basic earnings per common share	$0.65	$0.56
	Diluted earnings per common share	$0.65	$0.55
	Cash dividends declared per share	$0.34	$0.29

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Financial Data:
Total assets	$3,602,514	$3,586,874	$3,415,882	$3,317,022	$3,194,146
Total loans	2,880,592	2,859,276	2,674,047	2,581,124	2,478,603
Total securities	364,967	382,884	402,553	355,392	389,889
Total deposits	2,783,143	2,754,818	2,738,888	2,586,097	2,591,654
Total shareholders' equity	353,879	346,279	348,562	343,450	335,858
Net interest income	25,702	26,263	24,938	24,468	23,836
Provision for loan losses	—	500	600	450	300
Noninterest income, excluding OTTI losses	14,020	13,706	13,125	12,814	19,370
Net OTTI losses recognized in earnings	—	—	—	—	—
Noninterest expense	23,531	23,060	22,047	22,448	29,292
Income tax expense	5,181	5,218	4,878	4,587	4,316
Net income	11,010	11,191	10,538	9,797	9,298

Share Data:
Basic earnings per common share	$0.65	$0.67	$0.63	$0.59	$0.56
Diluted earnings per common share	$0.65	$0.66	$0.62	$0.58	$0.55
Dividends declared per share	$0.34	$0.32	$0.32	$0.29	$0.29
Book value per share	$21.10	$20.68	$20.85	$20.56	$20.19
Tangible book value per share - Non-GAAP (1)	$17.35	$16.92	$17.07	$16.77	$16.38
Market value per share	$38.19	$40.18	$32.99	$36.77	$37.47
Shares outstanding at end of period	16,773	16,746	16,721	16,705	16,635
Weighted average common shares outstanding - basic	16,759	16,735	16,714	16,678	16,626
Weighted average common shares outstanding - diluted	16,939	16,911	16,855	16,831	16,800

Key Ratios:
Return on average assets	1.23%	1.27%	1.25%	1.22%	1.17%
Return on average tangible assets - Non-GAAP (1)	1.25%	1.29%	1.27%	1.24%	1.20%
Return on average equity	12.54%	12.68%	12.15%	11.52%	11.10%
Return on average tangible equity - Non-GAAP (1)	15.27%	15.44%	14.86%	14.15%	13.70%
Tier 1 risk-based capital	11.84% (i)	11.52%	12.15%	12.24%	12.42%
Total risk-based capital	12.87% (i)	12.56%	13.26%	13.36%	13.56%
Tier 1 leverage ratio	9.21% (i)	9.14%	9.35%	9.62%	9.56%
Tier 1 common equity (2)	11.04% (i)	N/A	N/A	N/A	N/A
Equity to assets	9.82%	9.65%	10.20%	10.35%	10.51%
Tangible equity to tangible assets - Non-GAAP (1)	8.22%	8.04%	8.51%	8.61%	8.70%
(i) - estimated

Wealth Management Revenues:
Trust and investment management fees	$7,142	$7,059	$6,982	$6,828	$6,685
Mutual fund fees	1,036	1,068	1,100	1,086	1,081
Asset-based revenues	8,178	8,127	8,082	7,914	7,766
Transaction-based revenues	257	282	292	616	299
Total wealth management revenues	$8,435	$8,409	$8,374	$8,530	$8,065

Wealth Management Assets Under Administration:
Balance at beginning of period	$5,069,966	$4,983,464	$5,010,588	$4,806,381	$4,781,958
Net investment appreciation (depreciation) & income	80,872	111,715	(29,199)	131,269	44,335
Net client cash flows	8,825	(25,213)	2,075	72,938	(19,912)
Balance at end of period	$5,159,663	$5,069,966	$4,983,464	$5,010,588	$4,806,381

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)	New capital ratio effective January 1, 2015 under the Basel III capital requirements.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	4.02%	4.23%	4.20%	4.35%	4.43%
Residential real estate loans, including mortgage loans held for sale	4.06%	4.06%	4.06%	4.12%	4.15%
Consumer loans	3.82%	3.79%	3.83%	3.81%	3.83%
Total loans	4.01%	4.12%	4.10%	4.20%	4.26%
Cash, federal funds sold and other short-term investments	0.20%	0.18%	0.19%	0.19%	0.23%
FHLBB stock	1.77%	1.48%	1.47%	1.47%	1.53%
Taxable debt securities	2.84%	2.83%	2.94%	3.36%	3.47%
Nontaxable debt securities	6.03%	5.87%	5.86%	5.92%	5.98%
Total securities	3.23%	3.22%	3.36%	3.74%	3.84%
Total interest-earning assets	3.84%	3.91%	3.89%	4.03%	4.08%
Liabilities:
Interest-bearing demand deposits	0.09%	—%	—%	—%	—%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.45%	0.43%	0.41%	0.38%	0.36%
Savings accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Time deposits (in-market)	1.05%	1.14%	1.17%	1.16%	1.16%
Wholesale brokered time deposits	1.29%	1.23%	1.09%	1.05%	1.12%
FHLBB advances	1.91%	2.28%	2.57%	3.20%	3.37%
Junior subordinated debentures	4.31%	4.22%	4.22%	4.26%	4.31%
Other	9.51%	8.50%	7.88%	9.90%	7.03%
Total interest-bearing liabilities	0.82%	0.84%	0.84%	0.85%	0.93%

Interest rate spread (taxable equivalent basis)	3.02%	3.07%	3.05%	3.18%	3.15%
Net interest margin (taxable equivalent basis)	3.18%	3.23%	3.21%	3.35%	3.34%

	At March 31, 2015
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$31,203	$98	$—	$31,301
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	222,547	10,498	—	233,045
Obligations of states and political subdivisions	42,664	1,515	—	44,179
Individual name issuer trust preferred debt securities	30,762	—	(4,475)	26,287
Corporate bonds	6,119	36	(25)	6,130
Total securities available for sale	333,295	12,147	(4,500)	340,942
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	24,025	809	—	24,834
Total securities held to maturity	24,025	809	—	24,834
Total securities	$357,320	$12,956	($4,500)	$365,776

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Loans:
Commercial:	Mortgages	$865,042	$843,978	$766,703	$772,772	$788,836
	Construction & development	89,851	79,592	58,750	38,574	24,696
	Commercial & industrial	604,630	611,918	564,920	554,824	523,751
	Total commercial	1,559,523	1,535,488	1,390,373	1,366,170	1,337,283
Residential real estate:	Mortgages	954,905	948,731	912,956	846,187	784,623
	Homeowner construction	32,659	36,684	32,624	30,452	25,770
	Total residential real estate	987,564	985,415	945,580	876,639	810,393
Consumer:	Home equity lines	239,537	242,480	240,567	237,390	233,728
	Home equity loans	46,727	46,967	46,455	45,632	41,991
	Other	47,241	48,926	51,072	55,293	55,208
	Total consumer	333,505	338,373	338,094	338,315	330,927
	Total loans	$2,880,592	$2,859,276	$2,674,047	$2,581,124	$2,478,603

	At March 31, 2015
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$882,400	92.4%
New York, New Jersey, Pennsylvania	58,832	6.2%
New Hampshire	13,661	1.4%
Total commercial real estate loans (1)	$954,893	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At March 31, 2015
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$966,809	97.9%
New Hampshire	11,509	1.2%
New York, Virginia, New Jersey, Maryland, Pennsylvania	4,659	0.5%
Ohio	1,749	0.2%
Washington, Oregon	1,325	0.1%
Georgia	1,057	0.1%
Other	456	—%
Total residential mortgages	$987,564	100.0%

	Period End Balances At
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Deposits:
Demand deposits	$477,046	$459,852	$476,808	$411,586	$445,570
NOW accounts	333,321	326,375	313,391	314,060	311,461
Money market accounts	821,353	802,764	833,318	772,084	704,434
Savings accounts	298,802	291,725	290,561	292,112	293,322
Time deposits	852,621	874,102	824,810	796,255	836,867
Total deposits	$2,783,143	$2,754,818	$2,738,888	$2,586,097	$2,591,654

Out-of-market brokered certificates of deposits included in time deposits	$290,863	$299,129	$211,222	$171,216	$171,275
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,492,280	$2,455,689	$2,527,666	$2,414,881	$2,420,379

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Asset Quality Ratios:
Total past due loans to total loans	0.66%	0.63%	0.75%	0.82%	0.73%
Nonperforming assets to total assets	0.48%	0.48%	0.53%	0.42%	0.45%
Nonaccrual loans to total loans	0.55%	0.56%	0.63%	0.49%	0.55%
Allowance for loan losses to nonaccrual loans	175.29%	175.75%	163.68%	217.54%	199.23%
Allowance for loan losses to total loans	0.97%	0.98%	1.04%	1.06%	1.09%

Nonperforming Assets:
Commercial mortgages	$5,115	$5,315	$6,022	$2,290	$2,293
Commercial construction & development	—	—	—	—	—
Commercial & industrial	2,193	1,969	1,326	1,615	1,198
Residential real estate mortgages	6,956	7,124	7,890	7,417	8,975
Consumer	1,601	1,537	1,727	1,213	1,108
Total nonaccrual loans	15,865	15,945	16,965	12,535	13,574
Nonaccrual investment securities	—	—	—	—	—
Property acquired through foreclosure or repossession	1,398	1,176	988	1,309	750
Total nonperforming assets	$17,263	$17,121	$17,953	$13,844	$14,324

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$9,448	$9,676	$9,677	$22,603	$22,796
Commercial & industrial	881	954	1,036	969	989
Residential real estate mortgages	684	1,252	1,258	1,459	1,467
Consumer	134	135	164	167	233
Accruing troubled debt restructured loans	11,147	12,017	12,135	25,198	25,485
Nonaccrual troubled debt restructured loans:
Commercial mortgages	4,698	4,898	4,898	—	—
Commercial & industrial	1,442	1,193	854	872	369
Residential real estate mortgages	338	248	441	448	447
Consumer	34	—	—	—	29
Nonaccrual troubled debt restructured loans	6,512	6,339	6,193	1,320	845
Total troubled debt restructured loans	$17,659	$18,356	$18,328	$26,518	$26,330

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$497	$—	$—	$311	$—
Commercial & industrial	229	2,136	1,129	1,785	3,351
Residential real estate mortgages	4,470	2,943	2,582	5,249	2,232
Consumer loans	1,512	954	1,677	1,889	1,365
Loans 30-59 days past due	$6,708	$6,033	$5,388	$9,234	$6,948

Loans 60-89 Days Past Due:
Commercial mortgages	$61	$—	$—	$1,583	$15
Commercial & industrial	229	1,202	314	773	127
Residential real estate mortgages	1,352	821	2,001	855	1,265
Consumer loans	565	345	356	1,102	658
Loans 60-89 days past due	$2,207	$2,368	$2,671	$4,313	$2,065

Loans 90 Days or more Past Due:
Commercial mortgages	$5,115	$5,315	$5,995	$2,250	$2,238
Commercial & industrial	721	181	970	417	428
Residential real estate mortgages	3,607	3,284	3,922	4,335	5,634
Consumer loans	723	897	989	512	701
Loans 90 days or more past due	$10,166	$9,677	$11,876	$7,514	$9,001

Total Past Due Loans:
Commercial mortgages	$5,673	$5,315	$5,995	$4,144	$2,253
Commercial & industrial	1,179	3,519	2,413	2,975	3,906
Residential real estate mortgages	9,429	7,048	8,505	10,439	9,131
Consumer loans	2,800	2,196	3,022	3,503	2,724
Total past due loans	$19,081	$18,078	$19,935	$21,061	$18,014

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$12,314	$12,721	$14,364	$10,432	$11,487

	For the Quarters Ended
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Allowance for Loan Losses:
Balance at beginning of period	$28,023	$27,768	$27,269	$27,043	$27,886
Provision charged to earnings	—	500	600	450	300
Charge-offs	(321)	(311)	(148)	(267)	(1,223)
Recoveries	108	66	47	43	80
Balance at end of period	$27,810	$28,023	$27,768	$27,269	$27,043

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$120	($5)	($7)	$26	$939
Commercial & industrial	(7)	144	63	95	170
Residential real estate mortgages	46	45	(1)	30	7
Consumer	54	61	46	73	27
Total	$213	$245	$101	$224	$1,143

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,544,720	$15,313	4.02%	$1,470,360	$15,688	4.23%	$1,336,798	$14,601	4.43%
Residential real estate loans, including loans held for sale	1,030,016	10,314	4.06%	1,009,382	10,329	4.06%	802,412	8,208	4.15%
Consumer loans	336,333	3,168	3.82%	338,050	3,231	3.79%	327,793	3,097	3.83%
Total loans	2,911,069	28,795	4.01%	2,817,792	29,248	4.12%	2,467,003	25,906	4.26%
Cash, federal funds sold and short-term investments	51,058	25	0.20%	63,736	29	0.18%	62,246	35	0.23%
FHLBB stock	37,730	165	1.77%	37,730	141	1.48%	37,730	142	1.53%
Taxable debt securities	322,570	2,259	2.84%	336,661	2,399	2.83%	344,009	2,942	3.47%
Nontaxable debt securities	44,659	664	6.03%	50,505	747	5.87%	59,958	884	5.98%
Total securities	367,229	2,923	3.23%	387,166	3,146	3.22%	403,967	3,826	3.84%
Total interest-earning assets	3,367,086	31,908	3.84%	3,306,424	32,564	3.91%	2,970,946	29,909	4.08%
Noninterest-earning assets	221,795			215,079			203,335
Total assets	$3,588,881			$3,521,503			$3,174,281
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$37,851	$8	0.09%	$19,163	$—	—%	$10,767	$—	—%
NOW accounts	329,588	48	0.06%	320,313	49	0.06%	304,201	47	0.06%
Money market accounts	800,036	883	0.45%	829,472	903	0.43%	685,142	609	0.36%
Savings accounts	293,926	46	0.06%	291,683	45	0.06%	292,809	45	0.06%
Time deposits (in-market)	567,063	1,469	1.05%	602,005	1,735	1.14%	675,836	1,931	1.16%
Wholesale brokered time deposits	294,664	935	1.29%	257,415	799	1.23%	121,622	337	1.12%
FHLBB advances	404,773	1,902	1.91%	325,518	1,867	2.28%	269,989	2,241	3.37%
Junior subordinated debentures	22,681	241	4.31%	22,681	241	4.22%	22,681	241	4.31%
Other	128	3	9.51%	140	3	8.50%	173	3	7.03%
Total interest-bearing liabilities	2,750,710	5,535	0.82%	2,668,390	5,642	0.84%	2,383,220	5,454	0.93%
Demand deposits	438,904			458,782			422,975
Other liabilities	48,052			41,415			33,057
Shareholders' equity	351,215			352,916			335,029
Total liabilities and shareholders' equity	$3,588,881			$3,521,503			$3,174,281
Net interest income (FTE)		$26,373			$26,922			$24,455
Interest rate spread			3.02%			3.07%			3.15%
Net interest margin			3.18%			3.23%			3.34%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014
Commercial loans	$442	$403	$317
Nontaxable debt securities	229	256	302
Total	$671	$659	$619

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$353,879	$346,279	$348,562	$343,450	$335,858
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	4,694	4,849	5,004	5,165	5,329
Total tangible shareholders' equity at end of period	$291,071	$283,316	$285,444	$280,171	$272,415

Shares outstanding at end of period	16,773	16,746	16,721	16,705	16,635

Book value per share - GAAP	$21.10	$20.68	$20.85	$20.56	$20.19
Tangible book value per share - Non-GAAP	$17.35	$16.92	$17.07	$16.77	$16.38

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$291,071	$283,316	$285,444	$280,171	$272,415

Total assets at end of period	$3,602,514	$3,586,874	$3,415,882	$3,317,022	$3,194,146
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	4,694	4,849	5,004	5,165	5,329
Total tangible assets at end of period	$3,539,706	$3,523,911	$3,352,764	$3,253,743	$3,130,703

Equity to assets - GAAP	9.82%	9.65%	10.20%	10.35%	10.51%
Tangible equity to tangible assets - Non-GAAP	8.22%	8.04%	8.51%	8.61%	8.70%

Calculation of Return on Average Tangible Assets:
Net income	$11,010	$11,191	$10,538	$9,797	$9,298

Total average assets	$3,588,881	$3,521,503	$3,370,323	$3,214,649	$3,174,281
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	4,770	4,924	5,082	5,245	5,410
Total average tangible assets	$3,525,997	$3,458,465	$3,307,127	$3,151,290	$3,110,757

Return on average assets - GAAP	1.23%	1.27%	1.25%	1.22%	1.17%
Return on average tangible assets - Non-GAAP	1.25%	1.29%	1.27%	1.24%	1.20%

Calculation of Return on Average Tangible Equity:
Net income	$11,010	$11,191	$10,538	$9,797	$9,298

Total average shareholders' equity	$351,215	$352,916	$346,837	$340,235	$335,029
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	4,770	4,924	5,082	5,245	5,410
Total average tangible shareholders' equity	$288,331	$289,878	$283,641	$276,876	$271,505

Return on average shareholders' equity - GAAP	12.54%	12.68%	12.15%	11.52%	11.10%
Return on average tangible shareholders' equity - Non-GAAP	15.27%	15.44%	14.86%	14.15%	13.70%